Exhibit 10.1

Restricted Stock Unit Surrender Agreement

This Restricted Stock Unit Surrender Agreement (the “Agreement”) between Jennifer D. Fox (the “Grantee”) and Bryn Mawr Bank Corporation (the “Corporation”) is entered into on December 27, 2021, to be effective as of December 31, 2021 (the “Effective Date”).

1.	Background.
(a)	On the following dates the Corporation granted time and performance vesting Restricted Stock Units (the “RSUs”) to the Grantee, each pursuant to a Bryn Mawr Bank Corporation Restricted Stock Unit Agreement for Executives (each, an “RSU Agreement”): January 10, 2019, February 14, 2019, February 6, 2020 and February 11, 2021.
(b)	There are 26,084 unvested RSUs still outstanding under all of the Grantee’s RSU Agreements (the “Unvested RSUs”).
(c)	For good and adequate consideration, including the Payment (described below), the receipt and sufficiency of which is acknowledged by the parties, the Grantee now wishes to voluntarily surrender and forfeit to the Corporation all of the Grantee’s Unvested RSUs.
2.	Surrender, Waiver, and Release.
(a)	The Unvested RSUs are hereby surrendered and forfeited back to the Corporation by the Grantee effective as of the Effective Date.
(b)	By signing this Agreement below, the Grantee acknowledges and agrees that as of the Effective Date, Grantee has no rights in or to the Unvested RSUs or to any other RSUs or equity awards of the Corporation.
(c)	The Grantee, on behalf of the Grantee and anyone claiming through the Grantee, hereby waives all rights and releases all claims against (i) the Corporation and its successors, (ii) all of the Corporation’s affiliates and their respective successors, and (iii) officers, directors, employees and other service providers of the Corporation and its affiliates and their respective successors ((i), (ii) and (iii), collectively, the “Released Parties”), in each case, with respect to the Unvested RSUs.
3.	Cancellation Payment. As consideration for the surrender, waiver, and release described in Section 2, the Corporation will pay $1,379,029.70 (the “Payment”). The Payment will be paid on or before December 31, 2021.
4.	Advice of Counsel. The Grantee is solely responsible for, and is hereby advised to seek the advice of tax and legal counsel with respect to, the consequences to the Grantee of the forfeiture and surrender of the Unvested RSUs. The Grantee is not relying on any statements, advice, or representations by the Corporation or other Released Parties.

5.	RSU Agreements Remain in Effect. Except for the forfeiture and surrender of the Unvested RSUs, the RSU Agreements remain in effect, and are not terminated by this Agreement. For the avoidance of doubt, Grantee agrees that Grantee is not owed any amounts under any RSU Agreement.
6.	Amendment. The terms of this Agreement may be amended only by a written instrument duly executed by the Corporation and the Grantee.
7.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.
8.	Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania as interpreted by the courts of the Commonwealth of Pennsylvania, notwithstanding any rules regarding conflicts or choice of law to the contrary.
9.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the forfeiture and surrender of the Unvested RSUs and payment of the Payment, and supersedes all prior understandings and agreements relating to the Unvested RSUs existing between the parties.
10.	Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile or electronic copy will have the same force and effect as execution of an original, and a facsimile or electronic signature will be deemed an original and valid signature.

[Signature Page Follows]

2

In witness whereof, the parties hereto have entered into this Agreement, to be effective as of the Effective Date.

Grantee

/s/ Jennifer D. Fox
Jennifer D. Fox

Bryn Mawr Bank Corporation

By:	/s/ Francis J. Leto
Name: Francis J. Leto
Title: Chief Executive Officer